UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2007

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007, Bradley B. Rush, the chief financial officer of Sunrise Senior Living, Inc. (the “Company”), was suspended with pay. The action was taken by the Board following a briefing to the independent directors by independent legal counsel retained by the special independent committee of the Board. As previously disclosed, the special independent committee is reviewing recent insider sales of the Company’s stock, the Company’s historical practices related to stock option grants and the facts and circumstances relating to the historical accounting treatment of certain categories of transactions in the previously announced pending restatement of the Company’s financial statements (the “Special Committee Investigation”). The Board concluded that actions taken by Mr. Rush were not consistent with the document retention directives issued by the Company. Mr. Rush has served as the chief financial officer of the Company since August 2005.

Additionally, on April 23, 2007, the board appointed Julie A. Pangelinan, chief accounting officer, to the additional position of acting chief financial officer. Ms. Pangelinan, age 43, joined the Company as its chief accounting officer in April 2006. Prior to joining the Company, Ms. Pangelinan worked as vice president, accounting policy, for Marriott International, Inc., a worldwide operator and franchisor of hotels and related lodging facilities, from April 2003 to April 2006, and as senior director of accounting policy from August 2000 to May 2003. While serving in this capacity, Ms. Pangelinan was responsible for providing proactive leadership on accounting policy for business transactions and deal structures, as well as managing all external financial reporting and regulatory filings and ensuring compliance with the rules of the Securities and Exchange Commission and generally accepted accounting principles.

The Company’s press release, dated April 25, 2007, related to the matters discussed under this Item 5.02 is filed herewith as Exhibit 99.1 (the “Press Release”).

Item 7.01. Regulation FD Disclosure.

On April 25, 2007, representatives of the Company responded to questions from analysts regarding the matters addressed in the Press Release. In response to analyst reports of these conversations, the Company makes the following statements:

The Special Committee Investigation is ongoing, to date, no reports have been rendered by the special independent committee or its counsel, no conclusions have been reached and no assurance can be given as to the special independent committee’s ultimate findings and recommendations. Further, no assurance can be given as to the timing for completion of the Special Committee Investigation or the impact the items described in Item 5.02 will have on the pending restatement of the Company’s historical financial statements.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b)  Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 25, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: April 25, 2007	By:	/s/ Thomas B. Newell
Thomas B. Newell
President

Exhibit Index

Exhibit No.	Description

99.1	Sunrise Press Release dated April 25, 2007